EXHIBIT 4.3

         AW-
         SERIES B WARRANTS
         CUSIP 462211129
         VOID AFTER      July 28, 1999

         SERIES B REDEEMABLE COMMON STOCK WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK OF IONIC FUEL TECHNOLOGY, INC.

                  This certifies that FOR VALUE RECEIVED
                  or registered assigns (the "Registered Holder") is the owner of the number of Series B Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Two Warrants initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.01 par value, of Ionic Fuel Technology, Inc., a Delaware corporation (the "Company") at any time commencing 6 days from the date of the Warrant Agreement or such earlier time as First Hanover Securiites, Inc., in its sole discretion, may determine, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $7.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.
                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant agreement (the "Warrant Agreement"), dated as of July 28, 1994, by and among the Company, the Warrant Agent and First Hanover Securities, Inc.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 p.m. (New York City time) on July 28, 1999, or such earlier date asthe Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 p.m. (New York City time) the next day which in the State of New York is not a holiday or a day in which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a

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         registration  statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Commencing days after the date of the Warrant Agreement or such earlier date as First Hanover Securities, Inc., in its sole discretion, may determine, this Warrant may be redeemed at the option of the Company, at redemption price of $0.01 per two Warrants, (i) provided the closing bid price of the Company's Common Stock as reported on the automated quotation system of the National Association of Securities Dealers, Inc. ("NASDAQ") averages, for at least 20 consecutive trading days ending within a period of 30 consecutive trading days ending within 5 days prior to the date of the notice of redemption, in excess of $10.50 per share or (ii) with First Hanover Securities, Inc. prior written consent. Notice of redemption shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.01 per two Warrants upon surrender of this Certificate.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  The Company has agreed to pay a fee of five (5%) percent of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of this Warrant.

    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. This Warrant Certificate is not valid unless countersigned by the Warrant Agent.


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                  IN  WITNESS  WHEREOF,  the  Company  has caused  this  Warrant
         Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

         Countersigned and Registered:
         CONTINENTAL STOCK TRANSFER
         & TRUST COMPANY

                                                                        By


         AUTHORIZED OFFICER

         Dated:
                                                                        By
         SECRETARY

         IONIC FUEL TECHNOLOGY, INC.
                                                                        By
         PRESIDENT




         IONIC FUEL TECHNOLOGY, INC.


         SUBSCRIPTION FORM
         To Be Executed by the Registered Holder
         in Order to Exercise Warrants

  The undersigned Registered Holder hereby irrevocably elects to exercise
                                  Warrant

represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER (please print or type name and address) and be delivered to (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc., ("NASD"). If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by First Hanover Securities, Inc.


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Name of NASD Member if other than Biltmore Securities, Inc.

Dated:
Signature


Street Address

City, State and Zip Code

Taxpayer ID Number

Signature Guaranteed


ASSIGNMENT
To Be Executed by the Registered Holder
in Order to Assign Warrants

FOR VALUE RECEIVED,                                                hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


(please print or type name and address)
      ) of the Warrants
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
Signature Guaranteed

THIS SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION PURSUANT TO S.E.C.
RULE 17 AD 15.


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